UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2005

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 3, 2005, Salem Communications Corporation (“Salem”) issued a press release regarding its results of operations for the quarter ended September 30, 2005.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 3, 2005, Salem issued a press release regarding its results of operations for the quarter ended September 30, 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated November 3, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending September 30, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: November 3, 2005
By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President, Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 3, 2005, of Salem Communications Corporation regarding its results of operations for the quarter ending September 30, 2005.

Exhibit 99.1

SALEM COMMUNICATIONS ANNOUNCES STRONG THIRD QUARTER 2005 RESULTS

Third Quarter Same Station Net Broadcasting Revenue and Same Station Operating Income

Increase 6.5% and 7.9%, Respectively

CAMARILLO, CA November 3, 2005 – Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on Christian and family-themed programming, announced today results for the three month and nine month periods ended September 30, 2005.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “We continue to report same station net broadcasting revenue and station operating income growth rates that are among the best in the radio industry. Our growth during the quarter is due to strong same station performance at our News Talk stations, where revenue grew 15.3% and at our contemporary Christian music (“CCM”) stations in Atlanta and Los Angeles, which increased revenue by 13.5% and 12.1%, respectively.  Our Christian Teaching and Talk stations extended their consistent performance as same station revenue improved by 5.2% in the quarter.”

Mr. Atsinger continued, “Looking ahead, we are focused on five strategic growth initiatives: growing to maturity our CCM radio stations; continuing to deliver consistent growth at our Christian Teaching and Talk stations; rapid expansion of our News Talk stations;  further development of our national advertising platform; and rapid expansion of our Internet business. We have made substantial progress in each of these key areas this year and are confident we will continue this growth well into the future.”

Third Quarter 2005 Results

For the quarter ended September 30, 2005 compared to the quarter ended September 30, 2004:

•

Net broadcasting revenue increased 8.3% to $51.2 million from $47.3 million;

•

Operating income increased 41.4% to $11.5 million from $8.1 million;

•

Net income increased 33.7% to $3.4 million, or $0.13 net income per diluted share, from net income of $2.6 million, or $0.10 net income per diluted share;

•

Station operating income (“SOI”) increased 8.4% to $19.8 million from $18.3 million;

•

EBITDA increased 27.9% to $14.5 million from $11.4 million;

•

Adjusted EBITDA increased 6.3% to $15.1 million from $14.2 million;

•

Same station net broadcasting revenue increased 6.5% to $44.7 million from $42.0 million;

•

Same station SOI increased 7.9% to $18.6 million from $17.2 million; and

•

Same station SOI margin increased to 41.6% from 41.1%.

Included in the results for the quarter ended September 30, 2005 is:

•

A $0.5 million loss on disposal of assets ($0.3 million loss, net of tax, or $0.01 loss per share).

Included in the results for the quarter ended September 30, 2004 are:

•

A $3.1 million loss on disposal of assets ($1.9 million loss, net of tax, or $0.07 loss per share); and

•

A $0.2 million gain from discontinued operations, net of tax, or $0.01 per diluted share.

Other comprehensive income of $1.2 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,784,072 diluted weighted average shares for the quarter ended September 30, 2005, and 26,056,807 diluted weighted average shares for the comparable 2004 period.

Year to Date 2005 Results

For the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004:

•

Net broadcasting revenue increased 8.9% to $150.5 million from $138.2 million;

•

Operating income increased 13.8% to $31.6 million from $27.8 million;

•

Net income increased to $9.4 million, or $0.36 per diluted share, from net income of $3.6 million, or $0.15 per diluted share;

•

SOI increased 8.1% to $57.1 million from $52.8 million;

•

EBITDA increased to 35.6% to $41.3 million from $30.5 million;

•

Adjusted EBITDA increased 5.1% to $42.6 million from $40.5 million;

•

Same station net broadcasting revenue increased 7.8% to $129.0 million from $119.7 million;

•

Same station SOI increased 11.6% to $53.7 million from $48.1 million; and

•

Same station SOI margin increased to 41.6% from 40.2%.

Included in the results for the nine months ended September 30, 2005 are:

•

A $0.7 million litigation cost ($0.4 million loss, net of tax, or $0.02 loss per share); and

•

A $0.6 million loss on disposal of assets ($0.4 million loss, net of tax, or $0.01 loss per share).

Included in the results for the nine months ended September 30, 2004 are:

•

A $3.3 million loss on disposal of assets ($1.9 million loss, net of tax, or $0.07 loss per share);

•

A $6.6 million loss from the early retirement of $55.6 million of the company’s 9.0% senior subordinated notes due 2011 ($4.0 million loss, net of tax, or $0.16 loss per share); and

•

A $0.1 million loss from discontinued operations, net of tax.

Other comprehensive loss of $0.1 million, net of tax, is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 25,915,394 diluted weighted average shares for the nine months ended September 30, 2005, and 25,049,018 diluted weighted average shares for the comparable 2004 period.

SOI Margin Composition Analysis

The following analysis, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s third quarter SOI margin.  The company believes this analysis is helpful in assessing the portfolio’s financial and operational development.

	Three Months Ended September 30,
	(Net Broadcasting Revenue and SOI in millions)
	2004				2005
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	12	$16.2	$10.0	61.7%	17	$18.7	$11.4	60.8%
30% to 49%	33	14.4	6.0	41.2%	24	15.4	6.5	42.3%
0% to 29%	32	11.0	2.4	22.2%	37	10.3	1.9	19.1%
Less than 0%	21	2.0	(0.4)	(20.3%)	27	2.6	(0.7)	(25.4%)
Subtotal	98	43.6	18.0	41.2%	105	47.0	19.1	40.8%
Other	-	3.7	0.3	8.8%	-	4.2	0.7	15.5%
Total	98	$47.3	$18.3	38.7%	105	$51.2	$19.8	38.7%

Balance Sheet

As of September 30, 2005, the company had net debt of $309.6 million and was in compliance with all of its covenants under its credit facilities and bond indentures.  Salem’s bank leverage ratio was 4.97 as of September 30, 2005 versus a compliance covenant of 6.75.  Salem’s bond leverage ratio was 5.43 as of September 30, 2005 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

During the quarter ended September 30, 2005, Salem closed the following acquisition transactions:

•

WGUL (860 AM) in Dunedin, Fla. (Tampa-St. Petersburg-Clearwater market) and WLSS (930 AM) in Sarasota, Fla. (Sarasota-Bradenton market) were acquired for a total of $8.7 million on August 12, 2005; and

•

KCRO (660 AM) in Omaha, Neb. (Omaha-Council Bluffs market) was acquired for $3.2 million on September 1, 2005.

The following acquisition and divestiture transactions were pending as of September 30, 2005:

•

KHLP (1420 AM) in Omaha, Neb. (Omaha-Council Bluffs market) to be acquired for $0.9 million;

•

WCCD (1000 AM) in Parma, Ohio (Cleveland market) to be sold for $2.1 million (now operated by the acquirer under a local marketing agreement);

•

KKFS (103.9 FM) in Lincoln, Calif. (Sacramento market) to be acquired from Bustos Media, which will also pay Salem $0.5 million of additional consideration, in exchange for Salem’s KLMG (94.3 FM) in Jackson, Calif. (Sacramento market) and KBBA (103.3 FM) in Grass Valley, Calif. (the three stations involved in the exchange are now operated under local marketing agreements);

•

WORL (660 AM) in Alamonte Springs, Fla., (Orlando market) to be acquired in exchange for Salem’s KNIT (1480 AM) in Dallas, Texas;

•

WLQV (1500 AM) in Detroit, Mich., to be acquired in exchange for Salem’s WTSJ (1050 AM) in Cincinnati, Ohio, WBOB (1160 AM) in Florence, Ky. (Cincinnati market) and $6.8 million;

•

WTLN (950 AM) in Orlando, Fla. and WHIM (1520 AM) in Apopka, Fla. (Orlando market) to be acquired for $10.7 million (now operated under a local marketing agreement); and

•

The Singing News Magazine and its related Internet properties to be acquired for $4.5 million.

Fourth Quarter 2005 Outlook

For the fourth quarter of 2005, Salem is projecting:

•

Net broadcasting revenue to be between $51.5 million and $52.0 million reflecting mid single digit growth compared to fourth quarter 2004 net broadcasting revenue of $49.3 million;

•

SOI to be between $19.2 million and $19.7 million reflecting low to mid single digit growth compared to fourth quarter 2004 SOI of $18.8 million; and

•

Net income per diluted share to be between $0.11 and $0.13.

Fourth quarter 2005 outlook reflects the following:

•

Same station net broadcasting revenue growth in the low single digits compared to fourth quarter 2004;

•

Same station SOI approximately even with fourth quarter 2004;

•

The absence of political advertising revenue in fourth quarter 2005 compared to $1.0 million of political advertising in fourth quarter 2004;

•

Excluding political advertising revenue, same station net broadcasting revenue growth in the low to mid single digits and same station SOI growth in the mid single digits;

•

Reduced inventory loads at KLTY (94.9 FM), our CCM radio station in Dallas;

•

Continued growth from Salem’s underdeveloped radio stations, particularly our News Talk and CCM stations;

•

Start up costs associated with recently acquired stations in the Chicago, Cleveland, Detroit, Honolulu, Houston, Miami, Omaha, Orlando, Sacramento and Tampa markets; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Full Year 2005 Outlook

For the full year 2005, Salem is projecting net broadcasting revenue between $202.0 million and $202.5 million and station operating income between $76.3 million and $76.8 million.

Salem also expects acquisition related and income producing capital expenditures of approximately $19.0 million and maintenance capital expenditures of approximately $5.5 million for full year 2005. Acquisition related and income producing capital expenditures include the upgrades of our radio station signals at WYLL (1160 AM) Chicago, Ill., WFSH (104.7 FM) Athens, Ga. (Atlanta market), KKOL (1300 AM) Seattle, Wash., KCBQ (1170 AM) San Diego, Calif., and KRLA (870 AM) Glendale, Calif. (Los Angeles market) as well as studio and office construction costs in Honolulu, Hawaii that will allow the company to eliminate office rent expense in that market.

Stock Repurchases

During the quarter ended September 30, 2005, the company repurchased 154,932 shares of its Class A common stock for $2.8 million.  Since the inception of the stock repurchase program through September 30, 2005, the company has repurchased 365,251 shares of its Class A common stock for $6.6 million.

Salem will host a teleconference to discuss its results today, November 3rd at 12:00 p.m. Eastern Time.  To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time.  The teleconference also will be available via live webcast on the investor relations portion of the company’s website, located at www.salem.cc.   If you are unable to listen to the live teleconference at its scheduled time, a replay will be available through November 17, 2005. This replay can be accessed by dialing 973- 341-3080, pass-code 6658078 or heard on the company’s website.

Salem Communications Corporation (Nasdaq: SALM), headquartered in Camarillo, is the leading U.S. radio broadcaster focused on Christian and family-themed programming. Upon the close of all announced transactions, the company will own 105 radio stations, including 66 stations in 24 of the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,900 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs and gain or loss on the disposal of assets.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, EBITDA and Adjusted EBITDA  are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definition of station operating income, EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
		(unaudited)
Net broadcasting revenue	$ 47,255	$ 51,196	$ 138,212	$ 150,519
Other media revenue	2,404	2,647	6,702	7,815
Total revenue	49,659	53,843	144,914	158,334
Operating expenses:
Broadcasting operating expenses	28,971	31,376	85,390	93,420
Other media operating expenses	2,029	2,457	6,221	7,328
Corporate expenses	4,285	4,688	12,836	14,671
Litigation costs	-	-	-	650
Depreciation and amortization	3,150	3,276	9,376	10,079
Loss on disposal of assets	3,087	544	3,311	559
Total operating expenses	41,522	42,341	117,134	126,707
Operating income	8,137	11,502	27,780	31,627
Other income (expense):
Interest income	27	92	149	137
Interest expense	(4,482)	(5,856)	(15,518)	(16,561)
Loss on early redemption of debt	-	(24)	(6,588)	(24)
Other income (expense), net	(167)	(224)	1	(363)
Income before income taxes and discontinued operations	3,515	5,490	5,824	14,816
Provision for income taxes	1,199	2,067	2,093	5,448
Income before discontinued operations	2,316	3,423	3,731	9,368
Discontinued operations, net of tax	244	-	(91)	-
Net income	$ 2,560	$ 3,423	$ 3,640	$ 9,368
Other comprehensive loss, net of tax	-	1,208	-	(118)
Comprehensive income	$ 2,560	$ 4,631	$ 3,640	$ 9,250

Basic income per share before discontinued operations	$ 0.09	$ 0.13	$ 0.15	$ 0.36
Discontinued operations	$ 0.01	$ -	$ -	$ -
Basic income per share after discontinued operations	$ 0.10	$ 0.13	$ 0.15	$ 0.36

Diluted income per share before discontinued operations	$ 0.09	$ 0.13	$ 0.15	$ 0.36
Discontinued operations	$ 0.01	$ -	$ -	$ -
Diluted income per share after discontinued operations	$ 0.10	$ 0.13	$ 0.15	$ 0.36

Basic weighted average shares outstanding	25,923,093	25,714,684	24,884,849	25,855,197
Diluted weighted average shares outstanding	26,056,807	25,784,072	25,049,018	25,915,394

Other Data:
Station operating income	$ 18,284	$ 19,820	$ 52,822	$ 57,099
Station operating margin	38.7%	38.7%	38.2%	37.9%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2004	2005
		(unaudited)
Assets
Cash	$ 10,994	$ 8,702
Accounts receivable, net	29,535	31,243
Deferred income taxes	4,683	4,583
Other current assets	3,712	3,056
Property, plant and equipment, net	102,987	111,399
Intangible assets, net	420,466	468,345
Bond issue costs	3,342	2,892
Bank loan fees	3,710	3,864
Fair value of interest rate swap	4,142	271
Other assets	2,213	2,709
Total assets	$ 585,784	$ 637,064

Liabilities and Stockholders' Equity
Current liabilities	$ 20,045	$ 20,385
Long-term debt and capital lease obligations	281,024	320,778
Deferred income taxes	32,715	37,700
Other liabilities	4,363	7,861
Stockholders' equity	247,637	250,340
Total liabilities and stockholders' equity	$ 585,784	$ 637,064

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
		(unaudited)
Capital expenditures
Acquisition related / income producing	$ 3,903	$ 2,063	$ 9,098	$ 5,744
Maintenance	1,052	1,653	4,521	5,573

Total capital expenditures	$ 4,955	$ 3,716	$ 13,619	$ 11,317

Tax information
Cash tax expense	$ 40	$ 15	$ 220	$ 164
Deferred tax expense	1,159	2,052	1,873	5,284
			894
Provision for income taxes	$ 1,199	$ 2,067	$ 2,093	$ 5,448

Tax benefit of non-book amortization	$ 3,007	$ 2,925	$ 8,809	$ 9,060

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 42,000	$ 44,713	$ 119,695	$ 129,030
Net broadcasting revenue - acquisitions / dispositions / format changes	5,255	6,483	18,517	21,489

Total net broadcasting revenue	$ 47,255	$ 51,196	$ 138,212	$ 150,519

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 24,757	$ 26,112	$ 71,590	$ 75,354
Broadcasting operating expenses - acquisitions / dispositions / format changes	4,214	5,264	13,800	18,066

Total broadcasting operating expenses	$ 28,971	$ 31,376	$ 85,390	$ 93,420

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17,243	$ 18,601	$ 48,105	$ 53,676
Station operating income - acquisitions / dispositions / format changes	1,041	1,219	4,717	3,423

Total station operating income	$ 18,284	$ 19,820	$ 52,822	$ 57,099

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
		(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18,284	$ 19,820	$ 52,822	$ 57,099
Plus:
Other media revenue	2,404	2,647	6,702	7,815
Less:
Other media operating expenses	(2,029)	(2,457)	(6,221)	(7,328)
Litigation costs	-	-	-	(650)
Corporate expenses	(4,285)	(4,688)	(12,836)	(14,671)
Depreciation and amortization	(3,150)	(3,276)	(9,376)	(10,079)
Loss on disposal of assets	(3,087)	(544)	(3,311)	(559)

Operating income	$ 8,137	$ 11,502	$ 27,780	$ 31,627

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 14,207	$ 15,098	$ 40,468	$ 42,552
Less:
Loss on early redemption of long-term debt	-	(24)	(6,588)	(24)
Discontinued operations, net of tax	244	-	(91)	-
Loss on disposal of assets	(3,087)	(544)	(3,311)	(559)
Litigation costs	-	-	-	(650)

EBITDA	11,364	14,530	30,478	41,319
Plus:
Interest income	27	92	149	137
Less:
Depreciation and amortization	(3,150)	(3,276)	(9,376)	(10,079)
Interest expense	(4,482)	(5,856)	(15,518)	(16,561)
Provision for income taxes	(1,199)	(2,067)	(2,093)	(5,448)

Net income	$ 2,560	$ 3,423	$ 3,640	$ 9,368

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	December 31, 2005		Ended
	Low	High	December 31, 2004

Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 19.2	$ 19.7
Plus:
Other media revenue	3.0	3.0
Less:
Other media operating expenses	(2.7)	(2.7)
Corporate expenses	(5.0)	(5.0)
Depreciation and amortization	(3.4)	(3.4)

Operating income	$ 11.1	$ 11.6

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 49.6	$ 50.1	$ 47.5
Net broadcasting revenue - acquisitions / dispositions / format changes	1.9	1.9	1.8

Total net broadcasting revenue	$ 51.5	$ 52.0	$ 49.3

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 19.3	$ 19.8	$ 19.1
Station operating income - acquisitions / dispositions / format changes	(0.1)	(0.1)	(0.3)

Total station operating income	$ 19.2	$ 19.7	$ 18.8